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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 1999 with respect to the consolidated statements of income, changes in stockholders' equity and cash flows of Sapient Corporation for the year ended December 31, 1998, and the consolidated financial statement schedule for the year ended December 31, 1998, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


KPMG LLP

Boston, Massachusetts
July 9, 2001